**NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT**
**INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE**

CUSIP NO. ___________

NUMBER SHARES

**WBK 4 INC.**

**AUTHORIZED COMMON STOCK: 10,000,000 SHARES**
**PAR VALUE: $.0001**

**THIS CERTIFIES THAT**

**IS THE RECORD HOLDER OF**

- Shares of **WBK 4 INC.** Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated: ___________________

_________________________________
Kent Wilson, President and Secretary


WBK 4, Inc.
General Corporation
SEAL
2014
DELAWARE

**NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT**

Countersigned Registered:
(Transfer Agent)
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By ------------------------------------
Authorized Signature